SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    /  /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /  / Definitive Proxy Statement
    /  /  Definitive Additional Materials
    /  /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12
                         Avitar, Inc. (File No. 0-20316)
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required

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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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






                                  AVITAR, INC.
                                   65 Dan Road
                           Canton, Massachusetts 02021



                                                                    May 21, 2001

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of the Stockholders of Avitar, Inc., a Delaware corporation ("Avitar") at Avitar's offices at 65 Dan Road, Canton, Massachusetts 02021, on June 27, 2001 at 11:00 a.m.

         At the meeting you will be asked to consider and vote upon (1) the election of five Directors to Avitar's Board of Directors; (2) a Board of Directors' proposal to increase the number of authorized shares of Avitar's Common Stock from 75,000,000 to 100,000,000; (3) a Board of Directors' proposal to implement an Employee Stock Purchase Plan; (4) the re-appointment of BDO Seidman, LLP as Avitar's Auditors for the fiscal year ending September 30, 2001; and (5) any other business that properly comes before the meeting or any adjournments or postponements thereof.

         Your vote is important. We urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope. You may, of course, attend the Meeting and vote in person, even if you have previously returned your proxy card.

                                      Sincerely yours,
                                      Peter P. Phildius,
                                      Chairman and Chief Executive Officer

                                  Avitar, Inc.
                                   65 Dan Road
                           Canton, Massachusetts 02021

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on June 27, 2001.

To the Stockholders of
Avitar, Inc.

         Notice is hereby given that the Annual Meeting of Stockholders of Avitar, Inc., a Delaware corporation ("Avitar") will be held at 11:00 a.m., local time, on June 27, 2001 at Avitar's offices at 65 Dan Road, Canton, Massachusetts, for the following purposes:

(1) To consider and vote upon the election of the Board of Directors consisting of five persons to serve until the next annual meeting of the stockholders;

(2) To consider and vote upon a Board of Directors' proposal to increase the number of authorized shares of Avitar's Common Stock from 75,000,000 to 100,000,000;

(3) To consider and vote upon a Board of Directors' proposal to implement an Employee Stock Purchase Plan;

(4) To consider and vote upon a proposal to ratify the selection of BDO Seidman, LLP as Avitar's independent auditors for the fiscal year ending September 30, 2001;

(5) To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only record holders of Common Stock at the close of business on May 15, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     To ensure that your vote will be counted, please complete, sign, date and return the Proxy in the enclosed prepaid envelope whether or not you plan to attend the Annual Meeting. You may revoke your proxy by notifying the Secretary of the Company in writing at any time before it has been voted at the Annual Meeting.

                                            By Order of the Board of Directors
                                            Jay C. Leatherman
                                            Secretary, Avitar, Inc.
May 21, 2001
Canton, Massachusetts

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING.

                                  Avitar, Inc.


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 27, 2001


     THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVITAR, INC.

     If properly signed and returned and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors' slate of directors and for the other matters listed on the proxy as recommended by the Board of Directors unless contrary instructions are given. At any time before it is voted, each proxy granted may be revoked by the stockholder by a later dated proxy, by written revocation addressed to the Secretary of Avitar, Inc. at the address below or by voting by ballot at the Annual Meeting.

     The Company's principal executive offices are located at 65 Dan Road, Canton, Massachusetts 02021. This proxy statement and the accompanying proxy are being sent to stockholders on or about May 21, 2001. ANY PROXY MAY BE REVOKED IN PERSON AT THE ANNUAL MEETING, BY SUBMITTING A PROXY DATED LATER THAN THE PROXY TO BE REVOKED OR BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING AT ANY TIME PRIOR TO THE TIME THE PROXY IS VOTED.

                                VOTING SECURITIES

     The Board has fixed the close of business on May 15, 2001 as the record date (the "Record Date") for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 34,665,840 shares of Common Stock and 2,162,036 shares of Preferred Stock, of which 1,967,155 were shares of Series B and C Preferred Stock and 141,333 were shares of Series D Preferred Stock. Stockholders are entitled to one vote for each share of Common Stock (including the ten shares of Common Stock underlying each share of Series D Preferred Stock) and each share of Series B and C Preferred Stock on the election of members of the Board of Directors; the Board of Directors' proposal to increase the authorized shares of Common Stock of the Company from 75,000,000 to 100,000,000; the Board of Directors' proposal to implement an Employee Stock Purchase Plan; ratification of the re-appointment of the independent auditors and other business as may properly come before the meeting or any adjournments thereof. The holders of a majority of the outstanding voting shares constitute a quorum. Abstentions from voting and broker non-votes on a particular Proposal will be counted for purposes of determining the presence of a quorum but will not be counted as affirmative or negative votes on the Proposals.

     As of May 15, 2001, the directors and executive officers of Avitar together with their respective affiliates, held 4,785,738 shares of Common Stock and Series B and C Preferred Stock, representing 12.6 % of the shares eligible to vote at the Annual Meeting.

                         ACTION TO BE TAKEN UNDER PROXY

     All proxies for stockholders in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the five nominees described herein, for the increase in authorized shares, for the Employee Stock Purchase Plan and for ratification of the appointment of independent auditors.

                                  SOLICITATION

     Avitar will bear the entire cost of the solicitation of proxies from its stockholders, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of Avitar. No additional compensation will be paid to such persons for such services. Avitar may also employ the services of a professional solicitation company to assist with solicitation of stockholders; but as of May 21, 2001 Avitar has not determined to retain a solicitation company. If such a company were subsequently retained, Avitar would bear the entire cost.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     Five (5) directors will be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and duly qualified. The persons named on the accompanying proxy will vote all shares for which they have received proxies for the election of the nominees named below unless contrary instructions are given. In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced. Directors are elected by plurality vote.

                                    NOMINEES

         The name, age and position with Avitar of each nominee for director is listed below, followed by summaries of their background and principal occupations.

Name                         Age                Title
----                         ---                -----
Peter P. Phildius            71       Chairman of the Board/Chief Executive Officer
Douglas W. Scott             54       President and Chief Operating Officer/Director
Neil R. Gordon (1)(2)        53       Director
James Groth (1)(2)           62       Director
Charles R. McCarthy, Jr.     62       Director
                  (1)(2)
------------------------------
1. Member of Audit Committee.
2. Member of Compensation Committee.


PETER P. PHILDIUS

     Mr. Phildius has been Chairman of the Board of Directors since October 1990 and Chief Executive Officer since July 1996. He has been a general partner in Phildius Kenyon & Scott, a partnership ("PKS"), since that firm's founding in 1985. Prior to 1985, Mr. Phildius was an independent consultant and Chairman and co-founder of Nutritional Management, Inc., a company that operated weight loss clinics (1983 - 1985), President and Chief Operating Officer of Delmed, Inc., a medical products company (1982 - 1983), President and Chief Operating Officer of National Medical Care, Inc., a dialysis and medical products company (1979-1981) and held a variety of senior management positions with Baxter Laboratories, Inc. ("Baxter"), a hospital supply company and the predecessor of Baxter Healthcare Corporation. During the last eight years of his 18 year career at Baxter (1961 -
1979), Mr. Phildius was Group Vice President and President of the Parenteral Division, President of the Artificial Organs Division and President of the Fenwal Division.

DOUGLAS W. SCOTT

     Mr. Scott has been the Chief Operating Officer since July 1996, was the Chief Executive Officer from August 1989 until July 1996 and has been a director since August 1989. Mr. Scott has been a general partner in PK&S since its founding in 1985. Prior to 1985, Mr. Scott was Executive Vice President of Nutritional Management, Inc. (1983 - 1985); Senior Vice President, Operations of Delmed, Inc. (1982 - 1983); Vice President, Quality Assurance of Frito-Lay, Inc., a consumer products company (1980 - 1982); and held several senior positions at Baxter from 1970 to 1980. The last two of these senior positions at Baxter were General Manager of the Vicra Division and General Manager of Irish Operations. Mr. Scott is also a director of Candela Corporation, a publicly-traded company in the business of manufacturing and marketing medical lasers. Mr. Scott received an M.B.A. from the Harvard Business School.

JAMES GROTH

     Mr. Groth has served as a director since January 1990. Mr. Groth has been President of Mountainside Corporation, a provider of corporate sponsored functions, for over the past 15 years.

NEIL R. GORDON

     Mr. Gordon has served as a director since June 1997. He has been President of N.R. Gordon & Company, Inc., a company that provides a broad range of financial consulting services, since 1995. From 1981 to 1995, he was associated with Ekco Group, Inc. and served as its Treasurer from 1987 to 1995. Mr. Gordon has also served as Director of Financing and Accounting for Empire of Carolina, Inc. He received a Bachelor of Science Degree from the Pennsylvania State University.

CHARLES R. McCARTHY, JR.

     Mr. McCarthy was elected as a director in February 1999. He has been a counsel in the Washington D.C. law firm, O'Connor & Hannan, since 1993. He is currently a director of Interactive Technology.Com, Limited. Previously, Mr. McCarthy was General Counsel to the National Association of Corporate Directors, served as a trial attorney with the Securities and Exchange Commission, was Blue Sky Securities Commissioner for the District of Columbia and was a law professor teaching securities law topics and served as a Board member of and counsel to a number of public companies over the last 30 years.

NUMBER OF DIRECTORS

     The Company's Bylaws allow the Board to fix the number of Board members between 3 and 7. The number has been fixed, at present, at 5. The Board can increase the number to 7 at anytime without stockholder approval. There are no family relationships between any Director or Executive Officer of Avitar and any other Director or Executive Officer of Avitar.


TERM

     Directors hold office for a period of one year from the Annual Meeting of Stockholders at which they are elected or until their successors are duly elected and qualified. Officers are appointed by the Board of Directors and hold office at the will of the Board.

BOARD MEETINGS AND COMMITTEES

     The Board held 4 meetings during the fiscal year ended September 30, 2000.

     The Board has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a standing nominating committee or any committee performing the function of such a committee. During fiscal year 2000, each Board member attended 100% of the aggregate number of meetings of the Board and the Committee of the Board on which he served.

     AUDIT COMMITTEE. The Audit Committee meets with the independent auditors, usually annually, to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial records. Management has primary responsibility for financial statements and the reporting process, including the systems of internal controls, and has represented to the Audit Committee that Avitar's 2000 consolidated financial statements are in accordance with generally accepted accounting principles. The Audit Committee, comprised of Mr. Gordon, Mr. Groth and Mr. McCarthy, held 2 telephone meetings in fiscal year 2000.





  AUDIT COMMITTEE REPORT

       In connection with the fiscal 2000 audit, the Audit Committee has:

     - reviewed and discussed with management Avitar's audited consolidated financial statements to be included in our annual report on Form 10-KSB for the year ended September 30, 2000,

     - discussed with BDO Seidman, LLP the matters required to be discussed by Statement of Accounting Standards No. 61,

     - discussed with BDO Seidman, LLP whether various other services performed for Avitar during 2000, primarily internal audit and consulting services, were compatible with BDO Seidman, LLP maintaining its independence, and

     -    received  from  and  discussed  with  BDO  Seidman,  LLP  the  written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 and discussed with BDO Seidman, LLP independence.

     Based on the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-KSB for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

     The Board of Directors has approved a written charter, a copy of which is attached to the Proxy Statement as Annex A. Two members of the Audit Committee have been determined to be independent in accordance with the requirements of
Section 121(A) of the American Stock Exchange listing standards.

     Fiscal 2000 Audit Firm Fee Summary. During fiscal year 2000, Avitar retained its principal auditor, BDO Seidman, LLP to provide services in the following categories and amounts:





  Audit Fees..........................................................  $73,662
  Financial Information System Design and
         Implementation Fees..........................................  $22,154
  All Other Fees........................................................$30,510



          The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor was compatible with maintaining auditor independence and has determined such services were not incompatible with maintaining auditor independence.

                               THE AUDIT COMMITTEE
                                 Neil R. Gordon
                                   James Groth
                            Charles R. McCarthy, Jr.

     The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent Avitar specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     COMPENSATION COMMITTEE. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation, awards stock options to employees and consultants and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, comprised of Mr. Gordon, Mr. Groth and Mr. McCarthy, held 1 meeting in fiscal year 2000.

DIRECTOR COMPENSATION

     The Company presently pays its non-management directors $500 for each Board and Committee meeting which they attend plus a travel fee of $250 if they travel from outside of the area to attend the meeting. Since Avitar does not pay its non-management directors an annual retainer, Avitar adopted a directors' plan (the "Directors' Plan"), which was approved by the Stockholders on May 18, 1995. Under the Directors' Plan, each non-management director is granted options covering 5,000 shares of the Common Stock initially upon election of the Board, and each year in which he/she is selected to serve as a director. In March 1997, each non-management director received a grant of 5,000 options for calendar year 1997 with an exercise price of $0.83 per share, representing the fair market value of the Common Stock on the date of such grant. During fiscal year 1998, all options described above were canceled and replaced with options that have an exercise price of $0.25 per share with no change in the expiration dates. Also during fiscal year 1998, the non-management directors were each granted options to purchase 70,000 shares of the Common Stock at an exercise price of $0.25 per share until February 4, 2008. These new options vested and became exercisable on the basis of 50% on February 4, 1999 and 50% on February 4, 2000. In March 2000, the non-management directors were granted options covering 45,000 shares of the Common Stock at an average exercise price of $1.57 per share. Such grants represent options owed to these Directors for 1998, 1999 and 2000 under the Directors Plan. In March 2001, the non-management directors were granted options to purchase 15,000 shares of the Common Stock at an exercise price of $1.08 per share. This grant represented the options due to these Directors for 2001 under the Directors Plan.


     For   information   on   compensation   to   management   directors,    see
"Management-Executive Compensation" below.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of the Common Stock beneficially owned as of May 15, 2001 by (i) each person believed by Avitar to be the beneficial owner of more than 5% of the Common Stock; (ii) each director;
(iii) the Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer) who earn over $100,000 a year; and (iv) all directors and executive officers as a group. Beneficial ownership by the stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended. All shares of the Common Stock are owned both of record and beneficially, unless otherwise indicated.

Name and Address of Beneficial Owner(1)          No. Owned                  %
----------------------------------------         ---------               ------

Peter P. Phildius(2)(3)(5)(14)                   4,437,251                12.3
Douglas W. Scott(2)(4)(5)(15)                    3,169,640                 8.8
Phildius, Kenyon & Scott("PK&S")(2)(5)           1,681,735                 4.8
James Groth(2)(6)(9)                               184,699                   *
Neil R.Gordon(2)(7)                                289,333                   *
Charles R. McCarthy(2)(10)                         163,036                   *
GIN99 LLC (11)                                   9,591,110                21.6
David Brown (12)                                 5,146,976                13.3
Alan Aker (13)                                   1,850,910                 5.1
All directors and executive officers
  as a group(3)(4)(5)(6)(7)(8)(9)
      (10)(14)(15)(16)                           8,099,490                20.5

*  Indicates beneficial ownership of less than one (1%) percent.

(1) Information with respect to holders of more than five (5%) percent of the outstanding shares of the Common Stock was derived from, to the extent available, Schedules 13D and the amendments thereto on file with the Commission and the Company's records regarding Preferred Stock issuances.

(2) The business address of such persons, for the purpose hereof, is c/o Avitar, Inc., 65 Dan Road, Canton, MA 02021.

(3) Includes 1,597,530 shares of the Common Stock, options and warrants to purchase 1,089,496 shares of the Common Stock and preferred stock convertible into 68,490 shares of the Common Stock. Also includes the securities of the Company beneficially owned by PK&S as described below in Note 5.

(4) Includes 644,911 shares of the Common Stock, options and warrants to purchase 774,504 shares of the Common Stock and preferred stock convertible into 68,490 shares of the Common Stock. Also includes the securities of Avitar beneficially owned by PK&S as described below in Note 5.

(5) Represents ownership of 1,367,895 shares of the Common Stock, options to purchase 60,000 shares of the Common Stock, and preferred stock convertible into 253,840 shares of the Common Stock. PK&S is a partnership of which Mr. Phildius and Mr. Scott are general partners.

(6) Includes 74,699 shares of the Common Stock and options to purchase 110,000 shares of the Common Stock.

(7) Includes 54,833 shares of the Common Stock, of which 47,087 shares are owned by an affiliate of Mr. Gordon, warrants to purchase 140,000 shares of the Common Stock granted to an affiliate of such director under a consulting agreement to provide services to the Company and options to purchase 95,000 shares of the Common Stock.

(8) Includes 924,647 shares of the Common Stock, and options to purchase 240,000 shares of the Common Stock beneficially owned by Jay C. Leatherman, Jr. and Douglas Lewis, executive officers of the Company.

(9) Does not include 10,929 shares of the Common Stock owned by a trust established for Mr. Groth's children, all of which he disclaims beneficial ownership.

(10) Represents 75,375 shares of the Common Stock, preferred stock convertible into 72,660 shares of the Common Stock and options to purchase 15,000 shares of the Common Stock.

(11) The address for such entity is c/o Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, NY 10166. Represents preferred stock convertible into 7,391,110 shares of the Common Stock and warrants to purchase 2,200,000 shares of the Common Stock.

(12) The business address for such person is 4101 Evans Avenue, Fort Meyers, FL 33901. Represents 1,255,346 shares of the Common Stock, preferred stock convertible into 3,766,630 shares of the Common Stock and warrants to purchase 125,000 shares of the Common Stock.

(13) The business address for such person is 1445 Northwest Boca Raton, Boca Raton, FL 33432. Represents preferred stock convertible into 859,910 shares of the Common Stock and warrants to purchase 1,000,000 shares of the Common Stock.

(14) Does not include 67,000 shares of the Common Stock owned by Mr. Phildius's wife, all of which he disclaims beneficial ownership.

(15) Does not include 15,000 shares of the Common Stock owned by Mr. Scott's children, all of which he disclaims beneficial ownership.

(16) Does not include 1,123,243 shares of the Common Stock owned by Mr. Lewis' wife, all of which he disclaims beneficial ownership.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Avitar with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Avitar believes that, during fiscal year 2000, all filing requirements applicable to its officers, directors and greater than 10 % stockholders were complied with except the following failures to file timely reports required by Section 16(a): One report (Form 4) covering 3 transactions was filed late by James Groth. One report (Form 4) covering 3 transactions was filed late by Charles McCarthy. One report (Form 4) covering 4 transactions was filed late by Neil Gordon.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PK&S, a 3.4% beneficial owner of Avitar, provided consulting services to predecessors of Avitar from September 1989 to May 1995. On May 28, 1992, PK&S entered into a written consulting agreement pursuant to which PK&S provided the services of each of Messrs. Phildius and Scott for approximately 20 hours per week. Under the terms of the current employment agreements with Peter Phildius and Douglas Scott described below, Avitar pays their salaries and related expenses directly to PK&S. The aggregate of consulting fees, salaries, fringe benefits and reimbursement of expenses paid to PK&S by Avitar for fiscal years 2000, 1999 and 1998 totaled $460,053, $387,310 and $335,137 respectively.

     In connection with its consulting arrangement with the Company, PK&S was granted options to purchase an aggregate of 1.6 million shares of the Company Common Stock prior to the one for 54.9 stock split effected by the Company in November 1991 (the "Stock Split"). In December 1991, following the Stock Split, the Company's Board of Directors canceled these previously granted options and replaced them with five-year options covering an aggregate of 120,000 shares of the Company Common Stock, of which options covering 60,000 shares were exercisable at $0.80 per share and options covering an additional 60,000 shares were exercisable at $2.00 per share. Such options were granted to PK&S as compensation for services rendered to the Company. The number of shares of Company Common Stock covered by such options was approximately 91,000 more than those which PK&S would have received pursuant to the Stock Split alone, and the exercise prices and other terms of such options were more favorable than those of the options that they replaced. On June 16, 1994, the Company's Board of Directors canceled the options covering 60,000 shares with an exercise price of $2.00 per share and replaced them with options covering a like number of shares, at $0.59 per share, the fair market value of the Company Common Stock as of June 16, 1994. The options covering 60,000 shares of common stock at the exercise price of $0.80 per share expired in December 1996. The remaining 60,000 shares of Company Common Stock covered by such options are subject to certain demand registration rights granted to PK&S. Pursuant to these registration rights, PK&S has the right, which commenced on September 18, 1993, to cause the Company to register the shares of the Company Common Stock underlying these options.

     In connection with bridge loans totaling $375,000 made by PK&S to Avitar, PK&S, on September 30, 1995, exchanged its bridge note, and accrued interest thereon, for 388,856 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock entitled PK&S to convert it at any time into three shares of Common Stock and receive dividends in an amount equal to 110% of any dividends paid on the Common Stock into which each share is convertible. These shares of Series A Convertible Preferred Stock were converted into 1,166,568 shares of Common Stock in February 1997.

     On May 19, 1995, the PK&S Consulting Agreement ended and was replaced by the Employment Agreements with Messrs. Phildius and Scott (See "Management-Employment Agreements" below). As requested by Messrs. Phildius and Scott and approved by the Board of Directors, the salary and benefits provided under the Employment Agreements are paid directly to PK&S.

     From April-to-October 1997, officers and affiliates of the Company made loans to Avitar totaling $428,723 with interest payable at 10% per annum. Of these loans, $368,723 was due on or before September 30, 1997 with the balance of $60,000 due on or before January 31, 1998. In November 1997, loans in the total amount of $60,000 (plus the accrued interest thereon) due on or before January 31, 1998 were repaid. In March 1998, the remaining loans totaling $368,723 plus accrued interest thereon of approximately $31,000 were repaid by Avitar with 1,818,020 shares of Common Stock and warrants to purchase 400,000 shares of Common Stock for $.28 per share until March 2003.

     During March 1999, the Chairman of the Board and the President of Avitar converted notes payable (including the accrued interest thereon) and accrued salaries totaling approximately $200,000 into 24,570 shares of Avitar's Series B Preferred Stock (which are convertible into 245,700 shares of the Common Stock) and warrants exercisable for one year to purchase 400,000 shares of the Common Stock at $1.22 per share. In March 2000, warrants to purchase 268,000 shares of the Common Stock were exercised.

     In October 1996, Avitar entered into a consulting agreement with N.R. Gordon & Company, Inc. Neil Gordon, a member of the Board of Directors, is the President of N.R. Gordon & Company, Inc. Under this agreement, N.R. Gordon & Company, Inc. provided financial consulting services for which it received 50,000 warrants at an exercise price of $0.93 per share and was paid $100.00 per hour for all services performed. In addition, N.R. Gordon & Company, Inc. was entitled to receive fees for certain capital raising services. During fiscal year 1998, Avitar amended its consulting agreement with N.R. Gordon & Company, Inc. to eliminate any fees associated with raising capital. As compensation for this amendment, Avitar canceled the 50,000 warrants granted to N.R. Gordon & Company in 1996 and replaced them with 100,000 warrants to purchase Common Stock for $.25 per share until October 2001. In March 2001, the Company entered into a new consulting agreement with N.R. Gordon & Company, Inc. whereby N.R. Gordon and Company, Inc. provides financial consulting services to Avitar. Under this agreement, N.R. Gordon & Company, Inc. received warrants to purchase 40,000 shares of Common Stock for $.79 per share until February 28, 2006 and is paid $100.00 per hour for all services performed.

     Management believes each of the foregoing transactions was entered into on terms at least as favorable to the Company as could be obtained from unrelated parties negotiating at arms-length.

                                   MANAGEMENT

     The directors and executive officers of the Company and their respective ages and positions with the Company, as of April 30, 2001, along with certain biographical information (based solely on information supplied by them), are as follows:

Name                       Age        Title

Peter P. Phildius          71     Chairman of the Board/Chief Executive Officer
Douglas W. Scott           54     President and Chief Operating Officer
Jay C. Leatherman Jr.      57     Vice President, Chief Financial Officer and
                                   Secretary
Douglas Lewis              51     Vice President, President of USDTL





PETER P. PHILDIUS

     Biographical information of Mr. Phildius is included under "Proposal No. 1, Election of Directors -- Nominees" in this Proxy Statement.

DOUGLAS W. SCOTT

     Biological information of Mr. Scott is included under "Proposal No. 1, Election of Directors -- Nominees" in this Proxy Statement.

JAY C. LEATHERMAN, JR.

     Mr. Leatherman has served as the Company's Chief Financial Officer since October 1992 and its Secretary since July 1994. He has over 16 years experience in financial management in the health care field. Mr. Leatherman served as Vice President and Chief Financial Officer of 3030 Park, Inc. and 3030 Park Management Company from 1985 to 1992, responsible for financial, management information services and business development functions for this continuing care retirement community and management company. He served as Director of Finance and Business Services for the Visiting Nurses Association of New Haven, Inc. from 1977 to 1985. In addition, he served in a variety of accounting and financial positions with Westinghouse Electric Corporation from 1969 to 1977. Mr. Leatherman has a Bachelor's Degree in Business Administration from the University of Hawaii.

DOUGLAS LEWIS

     Mr. Lewis had been the President of USDTL since 1990 and was appointed Vice President of the Company upon the acquisition of USDTL by the Company. He has over 25 years experience in the operation and management of laboratories, which specialize in diagnostic testing for drugs of abuse. Mr. Lewis has held senior level management and consulting positions with various hospital and private laboratories in the Chicago, Illinois area. He received a Bachelor of Arts Degree in Chemistry from Grinnell College and was a Pre-Doctoral Fellow at the University of Illinois.


                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth compensation earned by or paid to the Chief Executive Officer, Chief Operating Officer and other executive officers for fiscal year 2000 and, to the extent required by applicable Commission rules, the preceding two fiscal years. All of the compensation in the table below for the Chief Executive Officer and Chief Operating Officer represents management consulting fees and salary paid by Avitar to PK&S for the services of Mr. Phildius and Mr. Scott.


                            Annual Compensation          Long-Term Compensation

Name/Position                    Year        Salary(1)       Bonus     Options

Peter P. Phildius                2000        $170,833         0            0
 (Chairman of the Board/         1999        $150,000         0    1,450,000 (2)
 Chief Executive Officer)        1998        $150,000         0      100,000 (3)
Douglas W. Scott                 2000        $162,500         0            0
 (President/                     1999        $150,000         0      850,000 (2)
 Chief Operating Officer)        1998        $150,000         0      100,000 (3)
Jay C. Leatherman, Jr.           2000        $108,239         0            0
 (Chief Financial Officer)       1999            (4)          0      437,500 (2)
                                 1998            (4)          0       50,000 (3)
Carl Good                        2000        $117,981         0            0
 (Vice President of              1999            (4)          0      390,000 (2)
 Research & Development)         1998            (4)          0       50,000 (3)
Douglas Lewis                    2000        $126,000         0            0
 (Vice President/President       1999            (4)          0      250,000 (5)
  of USDTL)                      1998  Not an officer or employee of the Company


(1) Does not include amounts reimbursed for business-related expenses incurred by the executive officers on behalf of the Company.

(2) Reflects additional stock options granted to executive officers by the Company's Board of Directors in January 1999.

(3) Reflects additional stock options granted to executive officers by the Company's Board of Directors in February 1998.

(4) Compensation did not equal or exceed $100,000.

(5) Reflects stock options granted to executive officer by the Board of Directors as part of the acquisition of USDTL in July 1999.


     PK&S is a partnership, two of whose general partners are Messrs. Phildius and Scott. PK&S provided management consulting services to the Company through May 18, 1995 pursuant to a written consulting agreement effective May 28, 1992. Under this agreement, Messrs. Phildius and Scott each devoted approximately 20 hours per week to the Company's affairs for which the Company paid a monthly consulting fee of $14,500 and reimbursed expenses. Since May 19, 1995, the Company has paid PK&S the salary and employee benefit amounts provided under the terms of the Company's employment agreements with Messrs. Phildius and Scott. See "Employment Agreements" below and "Certain Relationships and Related Transactions" above. . STOCK OPTION GRANTS IN LAST FISCAL YEAR. No stock options were granted to the executive officers during fiscal year 2000

     OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES. No stock options or stock appreciation rights were exercised by the executive officers in fiscal year 2000.

     As of September 30, 2000, the executive officers held options as follows, all of which are in the money:

                              Options                    Value of Options
                    Total Options  Exercisable      Exercisable  Not Exercisable
 Peter Phildius       1,800,000    666,000          $1,801,480      $3,010,770
 Douglas Scott        1,200,000    606,000           1,642,180       1,577,070
 Jay Leatherman         540,000    146,250             398,806       1,045,406
 Carl Good              540,000    189,000             533,545         931,905
 Douglas Lewis          250,000      5,000              41,750         375,750


     EMPLOYMENT AGREEMENTS. In 1993, Messrs. Phildius and Scott entered into Employment Agreements (the "Employment Agreements") with the Company. These Employment Agreements commenced May 19, 1995. Under these Employment Agreements, Messrs. Phildius and Scott each receive an annual salary of $150,000 (subject to cost of living increases). Pursuant to the Employment Agreements, if Messrs. Phildius and/or Scott are terminated without "Cause" (as such term is defined in the Employment Agreements) by the Company or if Messrs. Phildius and/or Scott terminate their employment as a result of a breach by the Company of its obligations under such Agreements, he will be entitled to receive his annual base salary (currently $200,000 for Mr. Phildius and $180,000 for Mr. Scott) for a period of up to 18 months following such termination. In addition, if there is a "Change of Control" of the Company (as such term is defined in the Employment Agreements) and, within two years following such "Change of Control", either of Messrs. Phildius or Scott is terminated without Cause by the Company or he terminates his employment as a result of a breach by the Company, such executive will be entitled to certain payments and benefits, including the payment, in a lump sum, of an amount equal to up to two times the sum of (i) the executive's annual base salary and (ii) the executive's most recent annual bonus (if any). In addition, pursuant to the Employment Agreements, which have a three-year term (subject to extension), Messrs. Phildius and Scott are each entitled to annual bonus payments of up to $150,000 if the Company achieves certain levels of Pre-tax Income (as such term is defined in such Agreements).

REQUIRED VOTE

     Election of each of the five nominees for director requires, under Avitar's Bylaws, the affirmative vote of the holders of a majority of the Avitar Common Stock and Series B, C and D Preferred Stock present in person or by proxy at the Avitar Annual Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

     The Avitar Board of Directors unanimously recommends a vote FOR election of all of the five nominees for director.

                                 PROPOSAL NO. 2


APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 100,000,000

     The Board of Directors has unanimously approved, and is hereby soliciting stockholder approval of, an amendment to the Certificate of Incorporation (the "Amendment"), effecting an increase in the number of authorized shares of Common Stock from 75,000,000 to 100,000,000.

     The Certificate of Incorporation now provides for 75,000,000 authorized shares of Common Stock, par value $.01 per share, of which 34,665,840 were issued and outstanding as of the Record Date; and 5,000,000 shares of Preferred Stock, par value $.01, of which 2,162,036 were issued and outstanding as of the Record Date. The Amendment would increase the number of authorized shares of Common Stock to 100,000,000.

REASONS FOR THE INCREASE

     The outstanding shares of Preferred Stock are convertible in the aggregate into approximately 18 million shares of Common Stock. In addition, holders of outstanding warrants are entitled to purchase approximately 9 million shares of Common Stock at prices ranging from $0.225 to $6.05. Further, approximately 3 million shares will be reserved for stocks and warrants to be issued for financial consulting services. Finally, there are outstanding employee stock options (approximately 25% vested) to purchase approximately 10 million shares of Common Stock at prices ranging primarily from $0.20 to $0.345 and an additional 3 million shares have been reserved for future employee stock options and an additional 1 million shares of Common Stock are to be reserved for the proposed 2001 Employee Stock Purchase Plan.

     The majority of the proposed increase to 100,000,000 authorized shares of Common Stock will be shares reserved for the conversion of the outstanding Preferred Stock, exercises of the outstanding warrants and options, future financings to grow the business and completion of acquisitions as described below.

     Proceeds from the recently completed private placements of Common Stock and Series D Preferred Stock ($4 million) and proceeds from any exercises of outstanding warrants and options are anticipated to be used primarily to provide the necessary working capital and capital equipment funding to operate Avitar and expand its business. For the balance of fiscal year 2001, Avitar's cash requirements are expected to include primarily the funding of operating capital to grow Avitar's rapid diagnostic testing and other lines of business, the funding of operating losses, the payment of outstanding accounts payable and the repayment of certain notes payable.

     The Board of Directors determined to increase the authorized Common Stock to 100,000,000 shares to ensure that sufficient shares of Common Stock were authorized and available to cover then outstanding convertible Preferred Stock, warrants and options and any additional shares of Common or Preferred Stock and warrants or options which it may determine to issue or grant in the future. Avitar is actively exploring possible acquisitions, which would likely involve the issuance of some or all of the additional authorized shares of Common Stock as all or a portion of the purchase prices of any acquisitions of companies, businesses and/or assets it may effect in the future. In such an event, Avitar's stockholders would not need to be solicited for any specific acquisitions if they approve the current proposal to increase Avitar's authorized Common Stock. Accordingly, Avitar's stockholders' only opportunity to specifically vote on and approve any such acquisitions could be their vote on the current proposal to increase Avitar's authorized Common Stock. Except as disclosed above, Avitar does not believe that the increase in its authorized Common Stock will have any significant effects on the stockholders of Avitar, nor does it believe that such increase will have any significant benefits to the officers, directors or affiliates of Avitar.

     In order to effect the increase, the stockholders are being asked to approve the Amendment. The Board of Directors believes that the increase is in the best interests of Avitar and has unanimously approved the increase. The Board of Directors may make any and all changes to the Amendment that it deems necessary in order to file the Amendment with the Delaware Secretary of State and give effect to the increase.

NO DISSENTERS' RIGHTS

     Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or Bylaws in connection with the increase.

REQUIRED VOTE

     Pursuant to the Delaware General Corporation Law, the approval of the Amendment to Avitar's Certificate of Incorporation to provide for the increase in number of authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Avitar Common Stock and Series B, C and D Preferred Stock.

BOARD RECOMMENDATION

     The Board of Directors of Avitar unanimously recommends a vote FOR the Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 100,000,000.


                                 PROPOSAL NO. 3

APPROVAL OF THE BOARD OF DIRECTORS PROPOSAL TO ESTABLISH AND IMPLEMENT THE 2001 EMPLOYEE STOCK PURCHASE PLAN.

     At the meeting, the shareholders will be requested to approve the 2001 Employee Stock Purchase Plan (the "Purchase Plan"). The Board recommends approval of the Purchase Plan in order to allow the Company to offer its employees the ability to invest in the Company's common stock at an attractive price. A copy of the Purchase Plan may be obtained upon request to the Company's Investor Relations Department at the address listed on the cover.

DESCRIPTION OF THE PLAN

     The Purchase Plan, if approved by the shareholders, will allow all employees working more than 20 hours a week and more than five months a year to authorize payroll deductions at any non-fractional percentage rate between and including 1% and 10% of base pay (including overtime or bonuses) to be applied toward the purchase of the Company's common stock. There will be 1 million shares of common stock reserved for issuance under the Purchase Plan. As of April 30, 2001, there were approximately 100 employees eligible to participate in the Purchase Plan. The Purchase Plan, which is to be administered by the Board, will terminate on June 30, 2007, or earlier at the discretion of the Board or in the event all shares reserved under the plan have been purchased.

     Separate six-month offerings commence on January 1 and July 1 of each year. No employee may purchase more than 8,000 shares of stock during any single offering.

     An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. On the last business day of the offering, the employee will be deemed to have exercised the option to purchase as many shares as the employee's payroll deduction will allow, at the option price. The option price is 85% of the lesser of (i) the fair market value of the stock on the first business day of the offering, or (ii) the fair market value of the stock on the last business day of the offering. The closing price of the Company's common stock as reported on the American Stock Exchange on May 9, 2001 was $0.89.

     An employee may withdraw from an offering at any time. Upon withdrawal, the amount in the employee's account will be refunded. An employee who has withdrawn from an offering may not again participate in the Purchase Plan until the next offering commences.

     No employee shall be permitted to purchase any shares under the Purchase Plan if such employee, immediately after such purchase, owns shares possessing five percent or more of the total combined voting power or value of all classes of stock of the Company. The fair market value of all shares purchased by an employee under the Purchase Plan during any calendar year may not exceed $25,000.

     Because the purchase of shares under the Purchase Plan is discretionary with all eligible employees, it would not be meaningful to include information as to the amount of shares which would have been distributable during fiscal 2000 to all employees, or to groups of employees, or to any particular employee of the Company had the Purchase Plan been in effect during the year.

     The Board of Directors may at any time amend or terminate the Purchase Plan, provided that no employee's existing rights under any offering already commenced may be adversely affected thereby. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved thereunder, materially modify the eligibility requirements, or materially increase the benefits that may accrue to participants.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE PLAN

     The federal income tax consequences of an employee's purchases under the Purchase Plan will vary. The following discussion is only a summary of the general federal income tax rules applicable to the Purchase Plan. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

     The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the Purchase Plan (or if he or she dies holding such shares), and the tax consequences will depend on how long a participant has held the shares prior to disposition.

     If the shares are disposed of (a) at least two years after the date of the beginning of the offering period and (b) at least one year after the stock is purchased in accordance with the Purchase Plan (or if the employee dies while holding the shares), the following tax consequences will apply.

     In this event, the lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the "option price"), or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be treated as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for this period, no deduction in respect of the disposition of such shares will be allowed to the Company.

     If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply.

     In this event, the amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the "termination date") exceeds the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. Even if the shares are sold for less than their fair market value on the termination date, the same amount of ordinary income is attributed to a participant and a capital loss is allowed equal to the difference between the sales price and the value of such shares on such termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.


REQUIRED VOTE

     Approval of the Board of Directors' proposal to establish and implement the Purchase Plan requires the affirmative vote of the holders of a majority of the Avitar Common Stock and Series B, C and D Preferred Stock present in person or by proxy at the Avitar Annual Meeting (assuming a quorum exists) and entitled to vote thereon.


BOARD RECOMMENDATION

     The Board of Directors of Avitar unanimously recommends a vote FOR approval of the 2001 Employee Stock Purchase Plan.



                                 PROPOSAL NO. 4
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of Avitar selected BDO Seidman LLP as auditors for the fiscal year ending September 30, 2001, subject to stockholder approval by ratification. BDO Seidman has been the independent auditors for Avitar since December 1992. A representative of BDO Seidman is expected to be present at the Annual Meeting, at which time he or she will be afforded an opportunity to make a statement, and will be available to respond to questions.

     The Board of Directors of Avitar may, in its discretion, direct appointment of new independent auditors at any time during the fiscal year if the Board believes such change would be in the best interests of Avitar and its stockholders. No such change is anticipated.

REQUIRED VOTE

     Approval of ratification of BDO Seidman requires the affirmative vote of the holders of a majority of the Avitar Common Stock and Series B, C and D Preferred Stock present in person or by proxy at the Avitar Annual Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

     The Board of Directors of Avitar unanimously recommends a vote FOR the ratification of BDO Seidman as auditors for the fiscal year ending September 30, 2001.

                                 OTHER BUSINESS

     The proxy confers discretionary authority on the proxies with respect to any other business which may come before the Annual Meeting. The Board of Directors of Avitar knows of no other matters to be presented at the Annual Meeting. The persons named in the proxy will vote the shares for which they hold proxies according to their best judgment if any matters not included in this Proxy Statement properly come before the meeting.

                              STOCKHOLDER PROPOSALS

     Any stockholder proposal to be included in the proxy statement and form of proxy relating to the 2002 Annual Meeting of Avitar Stockholders must be received by the close of business on March 1, 2002 and must comply in all other respects with the rules and regulations of the Securities and Exchange Commission. Proposals should be addressed to: Corporate Secretary, Avitar, Inc., 65 Dan Road, Canton, Massachusetts 02021.

                                  APPENDIX A

                                  AVITAR, INC.
                             AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the board of directors known as the audit committee. The audit committee shall be comprised of directors, the majority of whom are independent (as defined in the American Stock Exchange Listing Standards) of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the corporation.

Responsibilities

The audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and ensure to the directors and shareholders that the accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out its responsibilities, the audit committee will:

o    Review and make a recommendation to the directors regarding the independent
     auditors  to  be  selected  to  audit  the  financial   statements  of  the
     corporation and its subsidiaries.

o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comment or recommendations of the independent auditors.

o Review with the independent auditors and the corporation's internal financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls procedures of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

o Review the audited financial statements to be included in the annual report to shareholders and the annual report filed with Securities and Exchange Commission ("SEC") on Form 10KSB with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders and filed with the SEC. Make a recommendation to the board of directors regarding the inclusion of the audited financial statements in such annual reports. Any changes in accounting principles should be reviewed.

o Review the financial information included in the corporations' Quarterly Reports on Form 10QSB prior to the corporation filing such reports with Securities and Exchange Commission.

o Provide sufficient opportunity for the independent auditors to meet with members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

o Review the matters discussed at each committee meeting with the board of directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                          SHARES AVITAR, INC. PROXY NO.
                    65 Dan Road, Canton, Massachusetts 02021

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Peter P. Phildius and Douglas W. Scott as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below and on the reverse hereof, all shares of common stock of Avitar, Inc. ("Avitar") or shares of Series B, C or D Preferred Stock of Avitar held of record by the undersigned on May 15, 2001 at the annual meeting of stockholders of Avitar to be held on June 27, 2001 or any adjournments thereof.

     The undersigned hereby revokes any proxies heretofore given to vote said shares.

     The undersigned hereby acknowledges receipt of Avitar's Annual Report for 2000 and of the Notice of Annual Meeting of Stockholders and attached Proxy Statement dated May 21, 2001.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4. Please sign exactly as your name appears to the left hereof. When signing as corporate officer, partner, attorney, administrator, trustee or guardian, please give your full title as such.

                                            Dated                        , 2001

                                            Authorized Signature

Title Please mark boxes on reverse hereof in blue or black ink. Please date, sign and return this Proxy Card promptly using the enclosed envelope. -
-------------------------------------------------------------------------------

1. Election of Directors. For all nominees              Withhold Authority
                          listed below (except as       to vote for all nominees
                          marked to the contrary        below  [ _]
                          listed below) [ _]


(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

Peter P. Phildius            Douglas W. Scott               Neil R.Gordon
                 James Groth              Charles R. McCarthy, Jr.

2. To approve the Board of Directors' proposal to increase the number of authorized shares of Avitar's Common Stock from 75,000,000 to 100,000,000:

     For                Against                Abstain__________
        ----------------       ----------------


3. To approve the Board of Directors' proposal to establish and implement the 2001 Employee Stock Purchase Agreement and the reservation of 1 million shares of Common Stock thereunder:

     For                Against                Abstain__________
        ----------------       ----------------

4. To ratify the appointment of BDO Seidman LLP as independent public accountants for Avitar for the fiscal year ending September 30, 2000.

         For                Against                Abstain__________
            ----------------       ----------------

                                   APPENDIX B
             (not mailed to security holders with Proxy Statement)

                 AVITAR, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN


Avitar, Inc. 2001 Employee Stock Purchase Plan as approved by the Board of Directors on May 10, 2001 and the Shareholders on June 27, 2001

                 AVITAR, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

     Avitar, Inc. (the "Company") does hereby establish its 2001 Employee Stock Purchase Plan as follows:

1. Purpose of the Plan. The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company.

2.   Definitions. -----------

     2.1 "Base pay" means regular straight time earnings, plus review cycle bonuses and overtime payments, payments for incentive compensation, and other special payments except to the extent that any such item is specifically excluded by the Board of Directors of the Company (the "Board").

     2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

3. Employees Eligible to Participate. Any employee of the Company or any of its subsidiaries who is in the employ of the Company or subsidiary on an offering commencement date is eligible to participate in that offering, except (a) employees whose customary employment is less than 20 hours per week, (b) employees whose customary employment is for not more than five months in any calendar year, and (c) employees of a subsidiary that offers its employees the opportunity to participate in an employee stock purchase plan covering such subsidiary's common stock.

4. Offerings. There will be twelve separate consecutive six-month offerings pursuant to the Plan. The first offering shall commence on July 1, 2001. Thereafter, offerings shall commence on each subsequent January 1 and July 1, and the final offering under this Plan shall commence on January 1, 2007 and terminate on June 30, 2007. In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement, and any other necessary papers on or before the commencement date (January 1 or July 1) of the particular offering in which he wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

5. Price. The purchase price per share shall be the lesser of (1) 85% of the fair market value of the stock on the offering date; or (2) 85% of the fair market value of the stock on the last business day of the offering. Fair market value shall mean the closing price as reported on the American Stock Exchange or, if the stock is quoted on an automated quotation system or traded on another stock exchange, the closing price for the stock on the principal such system or exchange.

6. Offering Date. The "offering date" as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date. A different date may be set by resolution of the Board.

7. Number of Shares to be Offered. The maximum number of shares that will be offered under the Plan is one million (1,000,000) shares. The shares to be sold to participants under the Plan will be common stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

8. Participation.

     8.1 An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and filing it with Shareholder Services prior to the Commencement of the offering to which it relates.

     8.2 Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Section 14.

     8.3 Payroll deduction shall be the sole means of accumulating funds in a participant's account, except in foreign countries where payroll deductions are not allowed, in which case the Company may authorize alternative payment methods.

9. Payroll Deductions.

     9.1 At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at any non-fractional percentage rate between and including 1% and 10%.

     9.2 All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.

     9.3 A participant may discontinue his participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, a participant may not alter the rate of his payroll deductions for that offering.

10. Granting of Option. On the offering date, this Plan shall be deemed to have granted to the participant an option for as many full shares as he will be able to purchase with the payroll deductions credited to his account during his participation in that offering. Notwithstanding the foregoing, no participant may purchase more than 8,000 shares of stock during any single offering.

11. Exercise of Option. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of common stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price.

12. Employee's Rights as a Shareholder. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company.

13. Evidence of Stock Ownership.

     13.1 Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

     13.2 The participant may direct, by written notice to the Company at the time of his enrollment in the Plan, that his ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

     13.3 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in
Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to him.

     13.4 A participant who is not subject to payment of U.S. income taxes may move his shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

14. Withdrawal.

     14.1 An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

     14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee's re-entry into the Plan will not become effective before the beginning of the next offering following his withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 he may not re-enter the Plan before the beginning of the second offering following his withdrawal.

15. Carryover of Account. At the termination of each offering the Company shall automatically re-enroll the employee in the next offering, and the balance in the employee's account shall be used for option exercises in the new offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee's account shall be refunded to him.

16. Interest. No interest will be paid or allowed on any money in the accounts of participating employees.

17. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.

18. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or his estate.

19. Amendment or Discontinuance of the Plan. The Board shall have the right at any time and without notice to amend, modify or terminate the Plan, and to authorize by resolution changes to the application of eligibility criteria in
Section 3 to employees of the Company's subsidiaries outside the United States when the Board deems such changes to be necessary and appropriate according to laws applicable to such non-U.S. subsidiaries; provided, that no employee's existing rights under any offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 1,000,000 shares the total number of shares to be offered unless shareholder approval is obtained therefor.

20. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase.

21. Share Ownership. Notwithstanding anything herein to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription, owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of Section 425(d) of the Internal Revenue Code of 1986 shall apply in determining share ownership. In addition, no employee shall be allowed to subscribe for any shares under the Plan which permits his rights to purchase shares under all "employee stock purchase plans" of the Company and its subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time.

22. Administration. The Plan shall be administered by the Board. The Board may delegate any or all of its authority hereunder to such committee of the Board or officer of the Company as it may designate. The administrator shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

23. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by Shareholder Services of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24. Termination of the Plan. This Plan shall terminate at the earliest of the following:

     24.1 June 30, 2007;

     24.2 The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participating employee to exercise the option to purchase shares for as many full shares as the balance of his account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, the remaining balance of his account will be refunded to him after such purchase.

     24.3 The date the  Board  acts to  terminate  the Plan in  accordance  with
Section 19 above.

     24.4 The date when all shares reserved under the Plan have been purchased.

25. Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

26. Governmental Regulation. The Company's obligation to sell and deliver shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.